UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Palatin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2012, we filed a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware, effective immediately upon filing, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders was held on September 27, 2012 to vote on approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. Common stock voted separately and as a class with Series A convertible preferred stock. There were present in person or by proxy 33,672,524 votes, representing a majority of both the total outstanding eligible votes of common stock separately and a majority of common stock and Series A convertible preferred stock as a class, with the Series A preferred stock counted on an as-if-converted to common stock basis, in each case of the record date for the meeting. The stockholders adopted the amendment to our restated certificate of incorporation by a majority of the total outstanding eligible votes of common stock voting separately and a majority of common stock and Series A convertible preferred stock voting as a class by the votes set forth below:

	For	Against	Abstain
Common Stock separately	30,064,132	3,513,273	88,371
Common Stock and Series A Preferred as a class	30,070,880	3,513,273	88,371

The stockholders also approved authorization for one or more adjournments to the special meeting by the votes set forth below:

For	Against	Abstain
30,539,431	3,074,005	59,088

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Palatin Technologies, Inc., dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: September 27, 2012	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Palatin Technologies, Inc., dated September 27, 2012.